EMPLOYMENT AGREEMENT

THIS AGREEMENT ("Agreement") effective as of **February 15, 2004**

BETWEEN:

Apollo Gold Corporation
&
Montana Tunnels Mining, Inc.

(the "Company")

-and-

TIMOTHY G. SMITH
8953 Jackpine Drive
Helena, MT 59602

(the "Vice President and General Manager")

RECITALS

WHEREAS Timothy G. Smith, the Employee, is a Vice President & General Manager ("VP & GM") of the Company and is employed in the Business (as defined below) operated by the Company;

NOW THEREFORE in consideration of the promises and mutual covenants herein contained, the parties hereto agree as follows:

1. **Defined Terms**

(a) **"Board"** means the Board of Directors of the Company;

(b) **"Business"** means the business presently or hereafter carried on by the Company in the area of mineral resource exploration, development and production;

(c) **"Disability"** means the inability of the VP & GM as a result of illness or injury to perform his responsibilities as an employee of the Company for a period of 180 consecutive days or 200 days out of 400 days;

(d) **"Sale of Montana Tunnels Mining, Inc."** means the majority ownership of the mine is transferred from Apollo Gold Corporation to another entity.

(e) **"Stock Option Plan"** means the incentive stock option plan of the Company for directors, officers, employees and other service providers of the Company.

2. Employment

(a) The Company (directly or through it's United States subsidiary **Apollo Gold Inc. / Montana Tunnels, Inc.**, at times when the VP & GM is a resident of the United States) shall employ the VP & GM and the VP & GM shall serve the Company and its subsidiaries as VP &GM, or in such other capacity or capacities as may be determined by the Board from time to time.

(b) The VP & GM represents that he has the required skills and experience to perform the duties required of him and agrees to be bound by the terms and conditions of this Agreement.

(c) The VP & GM will be employed on a full-time basis for the Company and will devote himself exclusively to the Business and will not be employed or engaged in any capacity in any other business which is in competition with the Business of the Company, without the prior written approval of the Company.

(d) The VP & GM acknowledges that in carrying out his duties and responsibilities:

i) the VP & GM shall comply with all lawful and reasonable instructions as may be given by the Chief Executive Officer of the Company or the Board; and

ii) the VP & GM will perform his duties with the highest level of integrity and in a manner which shall engender the Company's complete confidence in the VP & GM's relationship with other employees of the Company and with all persons dealt with by the VP & GM in the course of employment; and

iii) the VP & GM will perform his duties in a diligent, loyal, productive and efficient manner and use his best efforts to advance the Business and goodwill of the Company.

(e) The VP & GM is employed on a full-time basis for the Company and he understands that the hours of work involved will vary and be irregular and are those hours required to meet the objectives of the employment.

(f) The VP & GM's initial location of employment under this Agreement shall be in the State of Montana. The VP & GM agrees, however, to relocate his employment if directed to do so by the Chief Executive Officer of the Company or the Board. The Company shall reimburse the VP & GM for all reasonable and necessary moving expenses related to a relocation of employment hereunder.

3. Compensation and Benefits

As compensation for the services to be rendered by the VP & GM to the Company, the Company agrees to provide the remuneration and benefits set out in this clause 3.

(a) ***Base Salary and Discretionary Bonus***

The VP & GM shall be paid a minimum annual base salary of US One Hundred Ten Thousand Dollars (**$110,000**) to be reviewed annually by the President & CEO. Said salary shall be subject to all statutory and other deductions and shall be paid bi-monthly, in arrears, by cheque or deposit, or such other periodic installments as may be from time to time agreed. In addition, the VP & GM may be entitled to receive a discretionary performance bonus in such amount, if any, as the President & CEO and / or Board in its sole discretion may determine.

(b) ***Grant of Stock Options***

The VP & GM shall be eligible to receive stock options granted pursuant to the Stock Option Plan, on such terms and conditions as the Board in its discretion may determine.

(c) ***Health (Medical and Vision), Dental, Long Term Disability and Life Insurance***

The VP & GM shall be entitled to receive and participate in health (medical and vision), dental, long-term disability and life insurance programs as are made available by the Company to other employees holding similar positions of importance to the Company, provided that the Company may modify, suspend, or discontinue any or all of such benefits for its employees generally or for any group thereof, without obligation to replace any such modified, discontinued or suspended benefit with any other benefit or to otherwise compensate the VP & GM in respect thereof.

(d) ***Automobile Allowance***

The VP & GM shall be entitled to receive an automobile for business and personal use in the General Manager position.

4. Vacation

The VP & GM will be entitled to twenty (20) days of vacation during each twelve (12) month period calculated from February 15, 2004 plus usual statutory and other public holidays, the timing of such vacation to be mutually agreed upon between the VP & GM and the Company. Vacation entitlement not used in any 12 month period may be carried forward provided that if it is not used in the next 12 month period, the VP & GM shall be paid the cash equivalent of any unused vacation entitlement.

5. Expenses

The VP & GM shall be reimbursed by the Company for business expenses incurred as a result of his work on behalf of the Company. The Company shall reimburse the VP & GM for such expenses upon presentation of supporting documentation satisfactory to the Company in accordance with the tax principles applicable in the United States for such reimbursement and the Company's established reimbursement policies, as those policies may be modified from time to time in the Company's discretion.

6. Terms of the Agreement and Termination

(a) This Agreement shall commence on the date hereof and shall be of an indefinite term, unless terminated pursuant to the provisions hereof.

(b) The VP & GM may terminate his employment pursuant to this Agreement by giving at least one (1) months' advance notice in writing to the Company. The Company may waive such notice, in whole or in part and if it does so, the VP & GM's entitlement to remuneration and benefits pursuant to this Agreement will cease on the date it waives such notice.

(c) The VP & GM's employment shall be terminated upon the death of the VP & GM whereupon all stock options granted to the VP & GM shall immediately vest and shall be exercisable by the VP & GM's heirs, executors, administrators or personal representatives in accordance with the terms of the Stock Option Plan.

(d) The VP & GM's employment shall be terminated upon the Disability of the VP & GM.

(e) In the event of an Effective Change of Control of Apollo Gold Corporation and the acquiring company results in the VP & GM's position to be eliminated, the VP & GM's employment shall be deemed to have been terminated without cause and the acquiring Company shall be obligated to pay the VP & GM the amount of severance payments calculated in accordance with subparagraph 6(g) hereof.

(f) In the event of an Effective Change of Control of the Montana Tunnels Inc., the VP & GM's employment shall be deemed to have been terminated without cause and the acquiring Company shall be obligated to pay the VP & GM the amount of

severance payments calculated in accordance with subparagraph 6(g) hereof. (The acquiring company will be allowed to enter into discussions with the VP & GM as to alternatives to the full severance payment calculation.) The final settlement agreement with the VP & GM will be at the discretion of the VP & GM but will not be less than in accordance with subparagraph 6(g) hereof. If after 45 days no settlement is reached between the VP & GM and the acquiring company then a final severance will be paid in accordance with subparagraph 6(g).

(g) The VP & GM's employment may be terminated without cause by majority vote of the Board. In the event that the VP & GM's employment is so terminated, or is deemed to have been terminated pursuant to subparagraphs 6 (e), (f) and (h) herein, without cause, any stock options granted but not vested shall be deemed to have immediately vested with the expiration date extended to 12 (twelve) months from the date of termination and the Company shall pay to the VP & GM 15 (fifteen) months salary, in compensation for the VP & GM's loss of employment. Health (medical and vision), dental, long term disability and life insurance plan coverage, in effect on the last day of employment, shall continue, without material change to any plan, for a period of 12 months and / or the time limit as pursuant by US securities and IRS rules. The US securities and IRS rules will take precedent over the allowable time of benefits continuation. In no case shall the benefits fall below the COBRA allowable. If COBRA allowable is the primary choice, the acquiring company can elect to pay COBRA for the allowable limit for benefits. The VP & GM shall not have the duty to mitigate damages.

(h) In the event of a Joint Venture (JV) of Montana Tunnels, Inc. (Apollo Gold) with a third party, and Montana Tunnels is the managing partner of the JV, the VP & GM shall not consider the JV as a change in control unless managing partner of the JV reverts to the third party company. In the event that the JV partner (not Apollo) controls more than 50% of the JV then an Effective Change of Control of the Montana Tunnels Inc. shall have occurred and the VP & GM's employment shall be deemed to have been terminated without cause and the JV shall be obligated to pay the VP & GM the amount of severance payments calculated in accordance with subparagraph 6(g) hereof.

(i) The Company may terminate the VP & GM's employment without notice or payment in lieu thereof, for cause. For the purposes of this Agreement "cause" shall mean (i) the failure to follow the written policies or directions of the Chief Executive Officer of the Company or the Board which are not inconsistent with this Agreement or contrary to applicable law, (ii) neglect of responsibilities after the receipt of written notice setting forth the performance deficiencies and 45 days to cure such deficiencies, (iii) acts of dishonesty, fraud, misrepresentation, insubordination, harassment or employment discrimination, and (iv) indictment for a felony.

7. **Notices**

(a) Any notice required or permitted to be given to the VP & GM shall be sufficiently given if delivered to the VP & GM personally or if mailed by registered mail to the VP & GM's address disclosed on the face page hereof.

(b) Any notice required or permitted to be given to the Company shall be sufficiently given if delivered to the Chief Executive Officer or Secretary of the Company personally or if mailed by registered mail to the Company's head office at its address disclosed on the face page hereof.

(c) Any notice given by mail shall be deemed to have been given forty-eight hours after the time it is posted.

8. **Entire Agreement**

This Agreement terminates, replaces and supersedes all prior agreements, oral or written, between the parties hereto. This Agreement contains the final and entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and they shall not be bound by any terms, conditions, statements, covenants, representations, or warranties, oral or written, not herein contained with respect to the subject matter hereof.

9. **Headings**

The headings in this Agreement are for convenience of reference only, and under no circumstances should they be construed as being a substantive part of this Agreement nor shall they limit or otherwise affect the meaning hereof.

10. **Warranty**

The parties represent and warrant that there are no restrictions, agreements or limitations on their rights or ability to enter into and perform the terms of this Agreement.

11. **Severability**

In the event that any provision of this Agreement is found to be void, invalid, illegal or unenforceable by a court of competent jurisdiction, such finding will not affect any other provision of this Agreement. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

12. **Modification**

Any modification of this Agreement must be in writing and signed by both the VP & GM and the Company or it shall have no effect and shall be void.

13. Waiver

The wavier by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation.

14. Assignment of Rights

The rights which accrue to the Company under this Agreement shall pass to its successors or assigns. The rights of the VP & GM under this Agreement are not assignable or transferable in any manner.

15. Independent Legal Advice

The VP & GM acknowledges that he has read and understands this Agreement, and acknowledges that he has had the opportunity to obtain independent legal advice with respect to it.

16. Time of Essence

Time shall be of the essence of this Agreement.

17. Governing Law

The Agreement shall be governed by and construed in accordance with the laws of the State of Montana. Any dispute between the Company and Senior Manager shall be brought exclusively in the State or Federal Courts located in Helena, Montana. In the event of such dispute, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs.

IN WITNESS WHEREOF the parties have duly executed this Agreement effective as of the date first written above.

MONTANA TUNNELS MINING, INC.

By: ______________________
R. D. Russell, President & CEO

____
Timothy G. Smith